Exhibit 15.1

AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of VANC Pharmaceuticals Inc., (the "Company"), designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company’s internal controls, (3) the independence and performance of the Company’s external auditor, and (4) conflict of interest transactions.

I.ROLES AND RESPONSIBILITIES

A.Maintenance of Charter.  The Committee shall review and reassess the adequacy of this formal written Charter on at least an annual basis.

B.Financial Reporting.  The Committee shall review and make recommendations to the Board regarding the adequacy of the Company’s financial statements and compliance of such statements with financial standards.  In particular, and without limiting such responsibilities, the Committee shall:

With respect to the Annual Audited Financial Statements:

•Review and discuss with management and with the Company’s external auditor the Company’s audited financial statements, management discussion and analysis ("MD&A") and news releases regarding annual financial results before the Company publicly discloses this information.

•Review an analysis prepared by management and the external auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements.

•Discuss with the external auditor the matters required to be discussed by National Instrument 52-107 Acceptable Accounting Principles, Auditing Standards and Reporting Currencies (as may be modified or supplemented) relating to the conduct of the audit.

•Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report.

With respect to Interim Unaudited Financial Statements:

•Review and discuss with management the Company’s interim unaudited financial statements, MD&A and news releases regarding interim financial results before the Company publicly discloses this information.  The review may be conducted through a designated representative member of the Committee.

•Approve interim unaudited financial statements and interim MD&A on behalf of the Board.

Generally

•Be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, and annually assess the adequacy of those procedures.

C.Internal Controls.  The Committee shall evaluate and report to the Board regarding the adequacy of the Company’s financial controls.  In particular, the Committee shall:

•Ensure that the external auditor is aware that the Committee is to be informed of all control problems identified.

•Review with the Company’s counsel legal matters that may have a material impact on the financial statements.

•Review the effectiveness of systems for monitoring compliance with laws, regulations and instruments relating to financial reporting.

•Receive periodic updates from management, legal counsel, and the external auditor concerning financial compliance.

•Establish procedures for:

(i)the receipt, retention and treatment of complaints received by the Company from officers, employees and others regarding accounting, internal accounting controls, or auditing matters and questionable practices relating thereto; and

(ii)the confidential, anonymous submission by officers or employees of the Company or others or concerns regarding questionable accounting or auditing matters.

D.Relationship with External Auditor.  The Committee shall:

•Interview, evaluate, and make recommendations to the Board with respect to the nomination and retention of, or replacement of, the external auditor.

•Ensure receipt from external auditor of a formal written statement delineating all relationships between the external auditor and the Company.

•Ensure that the external auditor is in good standing with the Canadian Public Accountability Board ("CPAB") and enquire if there are any sanctions imposed by the CPAB on the external auditor.

•Ensure that the external auditor meets the rotation requirements for partners and staff on the Company’s audits.

•Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditor.

•Take, or recommend that the Board take, appropriate action to oversee the independence of the external auditor.

•Review and approve the compensation to be paid to the external auditor.

•Oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company.

•Review and resolve disagreements between management and the external auditor regarding financial reporting.

•Pre-approve all non-audit services to be provided to the Company or any subsidiary by the external auditor in accordance with subsection 2.3(4) and sections 2.4 and 2.6 of Multilateral Instrument 51-110 Audit Committees.

•Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Company

Notwithstanding the foregoing, the external auditor shall be ultimately accountable to the Board and the Committee, as representatives of shareholders.  The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the external auditor (or to nominate the external auditor to be proposed for shareholder approval in any information circular).

E.Conflict of Interest Transactions.  The Committee shall:

•Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such.

•Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law.

II. MEMBERSHIP REQUIREMENTS

•The Committee shall consist of at least three (3) directors chosen by the Board, the majority of whom are neither officers nor employees of the Company or any of its affiliates.

•The members of the Committee will be appointed annually by and will serve at the discretion of the Board.

•At least one (1) member of the Committee shall be able to read and understand a set of financial statements, including the Company’s balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

•At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities), which results in financial sophistication, recognized financial or accounting expertise.

III. STRUCTURE AND POWERS

•The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

•The Committee Chairperson shall review and approve an agenda in advance of each meeting.

•The Committee shall meet as circumstances dictate.

•The Committee shall have the authority to engage independent legal counsel and other advisors as it determines necessary to carry out its duties, and to set and pay the compensation for any advisors employed by the Committee.

•The Committee shall have the authority to communicate directly with the internal and external auditors.

•The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•The Committee shall possess the power to conduct any investigation appropriate to fulfilling its responsibilities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the external auditor.  Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Corporate Governance Policies and Practices.

IV. MEETINGS

•The quorum for a meeting of the Committee is a majority of the members of the Committee who are not officers or employees of the Company or of an affiliate of the Company.

•The members of the Committee must elect a chair from among their number and may determine their own procedures.

•The Committee may establish its own schedule that it will provide to the Board in advance.

•The external auditor is entitled to receive reasonable notice of every meeting of the Committee and to attend and be heard thereat.

•A member of the Committee or the external auditor may call a meeting of the Committee.

•The Committee may hold meetings by telephone conference call where each member can hear the other members, or pass matters that would otherwise be approved at a meeting by all members signing consent resolutions in lieu of holding a meeting.

•The Committee will meet with the President and with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

•The Committee will meet with the external auditor of the Company at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.

•The chair of the Committee must convene a meeting of the Committee at the request of the external auditor, to consider any matter that the auditor believes should be brought to the attention of the Board or the shareholders.

•The Committee will record its recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board’s meeting at which those recommendations are presented.

•The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.